Exhibit 99.1

Contact:	Michael Kirshbaum	The Advisory Board Company
	Chief Financial Officer	2445 M Street, N.W.
	c/o Bianca Alonso	Washington, D.C. 20037
	202.266.5803	www.advisory.com
IR@advisory.com

THE ADVISORY BOARD COMPANY REPORTS RESULTS FOR

QUARTER ENDED SEPTEMBER 30, 2015

Company Reports Revenue Growth of 39%, Contract Value Growth of 35%, and Announces $100M Increase to Share Repurchase Program

WASHINGTON, D.C. — (November 5, 2015) — The Advisory Board Company (NASDAQ: ABCO), a global technology, research, and services company providing the leading cloud-based comprehensive performance platform for the health care and higher education industries, today announced financial results for the quarter ended September 30, 2015.

Highlights from the third quarter of 2015 are as follows (all comparisons, unless otherwise noted, are to the quarter ended September 30, 2014):

•	Revenue of $200.2 million, an increase of 39%

•	Contract value of $760.3 million, an increase of 35%

•	Adjusted EBITDA of $43.4 million, an increase of 71%

•	Non-GAAP earnings per diluted share of $0.33

Robert Musslewhite, Chairman and Chief Executive Officer of The Advisory Board Company, commented, “We are pleased with our performance for the quarter and the value we are delivering to our members as they face ongoing change and complexity in their markets. Our results reflect the powerful attributes of our business very clearly, with the combination of rapid top line growth along with even faster EBITDA growth, expanding margins, and solid cash generation. A keen focus on execution across the quarter allowed us to produce excellent operating outcomes, and we are well on pace to end the year with momentum and deliver key financial metrics within the guidance range we provided back in February.”

Mr. Musslewhite continued, “Across these final two months of the year we are heavily focused on continuing to drive outstanding member impact and flawless execution in order to finish the important December quarter strong and to put ourselves in the best possible position for 2016 and beyond.”

Third Quarter Financial Review

Revenue increased 39% to $200.2 million in the quarter ended September 30, 2015, up from $144.2 million for the quarter ended September 30, 2014. Contract value increased 35% to $760.3 million as of September 30, 2015, up from $561.6 million as of September 30, 2014.

Net income attributable to common stockholders was $1.9 million, or $0.04 per diluted share, for the quarter ended September 30, 2015, compared to net income attributable to common stockholders of $6.5 million, or $0.18 per diluted share, for the quarter ended September 30, 2014. Adjusted net income was $14.1 million for the quarter ended September 30, 2015, compared to $15.9 million for the quarter ended September 30, 2014. Non-GAAP earnings per diluted share was $0.33 for the quarter ended September 30, 2015, compared to $0.43 for the quarter ended September 30, 2014.

Adjusted EBITDA increased 71% to $43.4 million for the quarter ended September 30, 2015, up from $25.4 million for the quarter ended September 30, 2014.

Adjusted revenue, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA are non-GAAP financial measures.

Year-to-Date Financial Review

Revenue increased 33% to $564.7 million for the nine month period ended September 30, 2015, up from $424.0 million for the nine month period ended September 30, 2014. Adjusted revenue, which adjusts for the effect on revenue of fair value adjustments to acquired deferred revenue, increased 36% to $577.2 million for the nine month period ended September 30, 2015, up from $424.0 million for the nine month period ended September 30, 2014. Net loss attributable to common stockholders was $13.1 million, or $0.31 per diluted share, for the nine month period ended September 30, 2015, compared to net income attributable to common stockholders of $11.6 million, or $0.31 per diluted share, for the nine month period ended September 30, 2014. Adjusted EBITDA was $129.9 million for the nine month period ended September 30, 2015, up from $75.4 million for the nine month period ended September 30, 2014. Adjusted net income was $44.3 million for the nine month period ended September 30, 2015, up from $39.5 million for the nine month period ended September 30, 2014. Non-GAAP earnings per diluted share was $1.04 for the nine month period ended September 30, 2015, compared to $1.07 for the nine month period ended September 30, 2014.

Share Repurchase Authorization Increased by $100 Million

During the three months ended September 30, 2015, the Company repurchased approximately 678,000 shares of its common stock at a total cost of $33.0 million. Since 2004, the Company has repurchased approximately 17.4 million shares of its common stock at a total cost of $431.8 million.

The Company also announced that its Board of Directors authorized an increase in its share repurchase program of up to an additional $100 million of the Company’s common stock, bringing the total amount authorized to be spent under the program to $550 million. Repurchases will continue to be made from time to time in the open market or in private transactions. The repurchase program does not obligate the Company to repurchase any specific number of shares and may be modified or discontinued at any time. The Company will fund its share repurchases with cash on hand and cash generated from operations.

Outlook for Calendar Year 2015

The Company is reaffirming its annual financial guidance. For calendar year 2015, the Company continues to expect:

•	Adjusted revenue to be in a range of approximately $780 million to $790 million

•	Adjusted EBITDA to be in a range of approximately $170 million to $175 million

•	Non-GAAP earnings per diluted share to be in a range of approximately $1.30 to $1.37

•	Adjusted effective tax rate to be in a range of approximately 45% to 47%

Conference Call Information

As previously announced, the Company will hold a conference call to discuss its third quarter performance this evening, November 5, 2015, at 5:30 p.m. Eastern Time. The conference call will be available via live webcast on the Company’s website at www.advisory.com/IR. To participate by telephone, the dial-in number is 888.336.7150.

Participants are advised to dial in at least five minutes prior to the call to register. The webcast will be archived for seven days from 8:00 p.m. Eastern Time on Thursday, November 5, 2015, until 11:00 p.m. Eastern Time on Thursday, November 12, 2015. The Company invites all interested parties to attend the conference call, including the lenders under the Company’s senior secured credit facilities.

A supplemental presentation of information complementary to the information presented in this release and that will be discussed on the conference call will be made available on the Company’s website at www.advisory.com/IR prior to the conference call and will be archived for the same duration as the webcast.

About the Advisory Board Company

The Advisory Board Company is the leading provider of insight-driven technology, research, and services for organizations in transforming industries. Through its innovative membership model, the Company collaborates with more than 230,000 leaders at 5,200 member organizations to elevate performance and solve their most pressing problems. The Company provides strategic guidance, actionable insights, cloud-based software solutions, and comprehensive implementation and management services. For more information, visit www.advisory.com.

Non-GAAP Financial Measures

This news release presents information about the Company’s adjusted revenue, adjusted net income, non-GAAP earnings per diluted share, adjusted EBITDA, adjusted effective tax rate, and adjusted weighted average common shares outstanding-diluted, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided in the accompanying tables found at the end of this release for each of the fiscal periods indicated.

Caution Regarding Forward-Looking Statements

Statements in this news release that relate to future results and events are forward-looking statements and are based on the Company’s expectations as of the date of this news release. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “may,” “outlook,” “plan,” “potential,” “should,” “will,” “would,” or similar words or expressions. Forward-looking statements in this news release include the Company’s expectations regarding its performance and results for fiscal 2015 with respect to adjusted revenue, adjusted EBITDA, non-GAAP earnings per diluted share, and adjusted effective tax rate.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties, and other factors, including those relating to: factors that adversely affect the financial condition of the health care and higher education industries; federal and state law and regulations governing the health care and higher education industries and our members’ and our respective compliance with those applicable laws and regulations; the Company’s ability to sustain high renewal rates on its memberships; maintenance of the Company’s reputation and expansion of its name recognition; the Company’s ability to offer new and valuable products and services; effects of competition; the Company’s ability to maintain a highly-skilled workforce; unsuccessful design or implementation of software or delivery of consulting and management services; delays in generating revenue; effects of federal and state privacy and security laws and cyber attacks and other data security breaches; compliance with federal regulations governing electronic transactions; service disruptions and operational or security failures; ability to collect and maintain member and third party data and to obtain proper permissions and waivers for use and disclosure of information received from members or on their behalf; liability for failure to provide accurate information or for deficient submissions to third-party payors; compliance with federal and state laws governing healthcare fraud and abuse or reimbursement; maintenance of third-party providers and strategic alliances and entry into new alliances; licensing and integration of third-party technologies and data; protection of the Company’s intellectual property; claims of infringement, misappropriation, or violation of proprietary rights of third parties; limitations associated with use of open source technology; changes to estimates and assumptions used to prepare the Company’s consolidated financial statements; any significant increase in bad debt in excess of recorded estimates; failure to realize the anticipated benefits of the Royall acquisition; diversion of management’s attention from operations by activities focused on the integration of Royall’s business; business and financial risk associated with the pursuit of acquisition opportunities; delays in the delivery by Evolent Health to the Company of its financial statements; any significant impairment of the Company’s goodwill; the Company’s ability to realize a return on its strategic investments; the level of the Company’s debt service obligations and restrictions on its operations under debt covenants; potential imposition of sales and use taxes on sales of the Company’s services; the Company’s ability to realize fully its deferred tax assets; inherent limitations in, and the potential impact of any failure to maintain, effective internal control over financial reporting; effects of issuance of additional capital stock; and provisions in the Company’s charter and bylaws that could discourage takeover attempts.

This list of risks, uncertainties, and other factors is not complete. The Company discusses some of these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations, and prospects, in its filings with the Securities and Exchange Commission, including the Company’s annual report on form 10-KT for the transition period ended December 31, 2014 and its quarterly reports on Form 10-Q and current reports on Form 8-K. These filings are available for review through the Securities and Exchange Commission’s website at www.sec.gov. Any or all forward-looking statements the Company makes may turn out to be wrong, and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties, and other factors, including those identified in this news release. Accordingly, you should not place undue reliance on the forward-looking statements made in this news release, which speak only as of its date. The Company does not undertake to update any of its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

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Reconciliation of Non-GAAP Financial Measures

This news release presents information about the Company’s adjusted revenue, adjusted EBITDA, adjusted net income, non-GAAP earnings per diluted share, adjusted effective tax rate, and adjusted weighted average common shares outstanding-diluted, which are non-GAAP financial measures provided as a complement to the results provided in accordance with GAAP.

A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the fiscal periods indicated. It is not practicable to provide a reconciliation of forecasted adjusted revenue, adjusted EBITDA, adjusted net income, non-GAAP earnings per diluted share, or adjusted effective tax rate to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures, including fair value adjustments to acquisition-related earn-out liabilities, equity in income (loss) of unconsolidated entity, and gains and losses on investment in common stock warrants, cannot reasonably be estimated or predicted at this time.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenue	$200,238	$144,220	$564,694	$424,041
Effect on revenue of fair value adjustments to acquisition-related deferred revenue	—	—	12,499	—

Adjusted revenue	$200,238	$144,220	$577,193	$424,041

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net income (loss) attributable to common stockholders	$1,856	$6,490	$(13,117)	$11,600
Effect on revenue of fair value adjustments to acquisition-related deferred revenue	—	—	12,499	—
Equity in loss of unconsolidated entities	3,289	1,197	1,668	6,078
Accretion of noncontrolling interest to redemption value	—	(150)	—	6,890
Provision for income taxes	7,156	710	12,066	11,540
Interest expense	5,450	—	16,333	—
Other expense (income), net	1,150	851	2,280	(591)
Loss on financing activities	—	—	17,398	—
Depreciation and amortization	18,494	9,679	55,067	27,225
Acquisition and similar transaction charges	—	—	6,610	268
Fair value adjustments to acquisition-related earn-out liabilities	(1,057)	(400)	(2,140)	(4,600)
Vacation accrual adjustment	—	850	(850)	850
Stock-based compensation expense	7,094	6,175	22,130	16,139

Adjusted EBITDA	$43,432	$25,402	$129,944	$75,399

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net income (loss) attributable to common stockholders	$1,856	$6,490	$(13,117)	$11,600
Effect of adjusted tax rate on net (loss) income	1,510	—	11,640	—
Effect on revenue of fair value adjustments to acquisition-related deferred revenue, net of adjusted tax rate	—	—	7,047	—
Equity in loss of unconsolidated entities	3,289	1,197	1,668	6,078
Accretion of noncontrolling interest to redemption value	—	(150)	—	6,890
Amortization of acquisition-related intangibles, net of adjusted tax rate	4,188	2,261	12,970	5,144
Loss on financing activities, net of adjusted tax rate	—	—	9,725	—
Acquisition and similar transaction charges, net of adjusted tax rate	—	—	3,704	162
Fair value adjustments to acquisition-related earn-out liabilities, net of adjusted tax rate	(572)	(366)	(1,191)	(2,949)
(Gain) loss on investment in common stock warrants, net of adjusted tax rate	—	—	(40)	108
Vacation accrual adjustment, net of adjusted tax rate	—	777	(475)	777
Stock-based compensation expense, net of adjusted tax rate	3,838	5,643	12,320	11,714

Adjusted net income	$14,109	$15,852	$44,251	$39,524

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net income (loss) attributable to common shareholders per share - Diluted	$0.04	$0.18	$(0.31)	$0.31
Effect of adjusted tax rate on net (loss) income	0.04	—	0.27	—
Effect on revenue of fair value adjustments to acquisition-related deferred revenue, net of adjusted tax rate	—	—	0.16	—
Equity in loss of unconsolidated entities	0.08	0.03	0.04	0.16
Accretion of noncontrolling interest to redemption value	—	—	—	0.19
Amortization of acquisition-related intangibles, net of adjusted tax rate	0.10	0.06	0.31	0.15
Loss on financing activities, net of adjusted tax rate	—	—	0.23	—
Acquisition and similar transaction charges, net of adjusted tax rate	—	—	0.09	—
Fair value adjustments to acquisition-related earn-out liabilities, net of adjusted tax rate	(0.02)	(0.01)	(0.03)	(0.08)
Gain (loss) on investment in common stock warrants, net of adjusted tax rate	—	—	—	—
Vacation accrual adjustment, net of adjusted tax rate	—	0.02	(0.01)	0.02
Stock-based compensation expense, net of adjusted tax rate	0.09	0.15	0.29	0.32

Non-GAAP earnings per diluted share	$0.33	$0.43	$1.04	$1.07

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Effective tax rate	58.2%	8.6%	1,955.6%	32.0%
Effect on tax rate of Washington, D.C. tax law change, including write-off of Washington, D.C. income tax credits	—	—	(1,773.6%)	—
Effect on tax rate of loss on financing activities	(9.0%)	—	(17.9%)	—
Effect on tax rate of unconsolidated equity method investment related FIN 48 liability	—	—	—	—
Effect on tax rate of Royall acquisition costs and other acquisition-related tax items	(3.3%)	—	(119.7%)	—

Adjusted effective tax rate	45.9%	8.6%	44.4%	32.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Weighted average common shares outstanding – Diluted	42,788	36,703	41,900	36,983
Diluted shares outstanding (1)	—	—	525	—

Adjusted weighted average common shares outstanding – Diluted	42,788	36,703	42,425	36,983

(1)	For non-GAAP purposes the Company has net income, therefore has included diluted shares in its calculation of non-GAAP EPS.

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

AND OTHER OPERATING STATISTICS

(In thousands, except per share data)

	Three Months Ended September 30,		Selected Growth	Nine Months Ended September 30,		Selected Growth
	2015	2014	Rates	2015	2014	Rates
Statements of Income
Revenue (1)	$200,238	$144,220	38.8%	$564,694	$424,041	33.2%

Cost of services, excluding depreciation and amortization (2) (3)	101,373	74,078		288,901	215,491
Member relations and marketing (2)	30,792	26,792		90,893	79,780
General and administrative (2) (4) (5)	30,678	24,573		93,205	66,028
Depreciation and amortization (6)	18,494	9,679		55,067	27,225

Operating income	18,901	9,098		36,628	35,517
Other (expense) income
Interest expense	(5,450)	—		(16,333)	—
Other (expense) income, net	(1,150)	(851)		(2,280)	591
Loss on financing activities	—	—		(17,398)	—

Total other (expense) income, net	(6,600)	(851)		(36,011)	591

Income before provision for income taxes and equity in loss of unconsolidated entities	12,301	8,247		617	36,108
Provision for income taxes	(7,156)	(710)		(12,066)	(11,540)
Equity in loss of unconsolidated entities	(3,289)	(1,197)		(1,668)	(6,078)

Net income (loss) before allocation to noncontrolling interest	1,856	6,340		(13,117)	18,490
Net loss and accretion to redemption value of noncontrolling interest	—	150		—	(6,890)

Net income (loss) attributable to common stockholders	$1,856	$6,490		$(13,117)	$11,600

Net (loss) income attributable to common stockholders per share
Basic	$0.04	$0.18		$(0.31)	$0.32
Diluted	$0.04	$0.18		$(0.31)	$0.31

Weighted average common shares outstanding
Basic	42,320	36,191		41,900	36,270
Diluted	42,788	36,703		41,900	36,983

Contract Value (at end of period)	$760,301	$561,645	35.4%

Percentages of Revenue
Cost of services, excluding depreciation and amortization (2) (3)	50.6%	51.4%		51.2%	50.8%
Member relations and marketing (2)	15.4%	18.6%		16.1%	18.8%
General and administrative (2) (4) (5)	15.3%	17.0%		16.5%	15.6%
Depreciation and amortization (6)	9.2%	6.7%		9.8%	6.4%
Operating income	9.4%	6.3%		6.5%	8.4%
Net income (loss) attributable to common stockholders	0.9%	4.5%		-2.3%	2.7%
(1) Amounts include effect on revenue of fair value adjustments to acquisition-related deferred revenue, as follows:

Revenue	—	—		(12,499)	—

(2) Amounts include stock-based compensation, as follows:

Cost of services	2,423	1,916		6,881	5,387
Member relations and marketing	1,306	1,141		3,907	3,065
General and administrative	3,365	3,118		11,342	7,687

(3) Amounts include fair value adjustments of acquisition-related earn-out liabilities, as follows:

Cost of services	(1,057)	(400)		(2,140)	(4,600)

(4) Amounts include acquisition and transaction related costs, as follows:

General and administrative	—	—		6,610	268

(5) Amounts include reversal of vacation accrual charge related to change in fiscal year as follows:

General and administrative	—	850		(850)	850

(6) Amounts include amortization of acquisition-related intangibles, as follows:

Depreciation and amortization	7,740	2,473		23,320	7,201

THE ADVISORY BOARD COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$56,075	$72,936
Marketable securities, current	—	14,714
Membership fees receivable, net	604,075	539,061
Prepaid expenses and other current assets	25,388	23,254
Deferred income taxes, current	16,159	14,695

Total current assets	701,697	664,660

Property and equipment, net	182,934	135,107
Intangible assets, net	285,440	38,973
Deferred incentive compensation and other charges	80,787	86,045
Goodwill	842,859	186,895
Investments in unconsolidated entities	3,077	9,316
Other non-current assets	5,698	5,370

Total assets	$2,102,492	$1,126,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue, current	$586,360	$501,785
Accounts payable and accrued liabilities	76,295	80,284
Accrued incentive compensation	27,851	32,073
Debt, current	27,885	—

Total current liabilities	718,391	614,142

Deferred revenue, net of current portion	157,911	167,014
Deferred income taxes, net of current portion	119,707	9,855
Debt, net of current portion	529,422	—
Other long-term liabilities	12,101	15,304

Total liabilities	1,537,532	806,315

Stockholders’ equity:
Common stock	419	361
Additional paid-in capital	735,024	442,528
Accumulated deficit	(169,030)	(122,920)
Accumulated other comprehensive income	(1,453)	82

Total stockholders’ equity	564,960	320,051

Total liabilities and stockholders’ equity	$2,102,492	$1,126,366

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net (loss) income before allocation to noncontrolling interest	$(13,117)	$18,490
Adjustments to reconcile net (loss) income before allocation to noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	55,067	27,225
Loss on financing activities	17,398	—
Amortization of debt issuance costs	983	—
Deferred income taxes	9,912	11,018
Excess tax benefits from stock-based awards	(2,804)	(5,011)
Stock-based compensation expense	22,130	16,139
Amortization of marketable securities premiums	—	1,664
(Gain) loss on investment in common stock warrants	(70)	180
Equity in loss of unconsolidated entities	1,668	6,078
Changes in operating assets and liabilities (net of the effect of acquisition):
Membership fees receivable	(35,774)	(10,876)
Prepaid expenses and other current assets	7,978	(5,746)
Deferred incentive compensation and other charges	2,977	7,248
Other non-current assets	(258)	—
Deferred revenue	57,172	(19,634)
Accounts payable and accrued liabilities	(5,595)	(4,264)
Acquisition-related earn-out payments	(2,198)	(3,073)
Accrued incentive compensation	(4,222)	(8,659)
Other long-term liabilities	(3,203)	(8,088)

Net cash provided by operating activities	108,044	22,691

Cash flows from investing activities:
Purchases of property and equipment	(39,985)	(35,000)
Capitalized external use software development costs	(2,965)	(3,871)
Cash paid for acquisitions, net of cash acquired	(746,693)	(25,830)
Cash paid for investment in unconsolidated entity	(3,006)	—
Redemptions of marketable securities	14,714	85,959
Purchases of marketable securities	—	(32,657)

Net cash used in investing activities	(777,935)	(11,399)

Cash flows from financing activities:
Proceeds from debt, net	1,280,292	—
Pay down of debt	(739,377)	—
Debt issuance costs	(2,568)	—
Proceeds from issuance of common stock, net of selling costs	148,786	—
Proceeds from issuance of common stock from exercise of stock options	3,262	6,927
Withholding of shares to satisfy minimum employee tax withholding	(6,058)	(7,735)
Proceeds from issuance of stock under employee stock purchase plan	389	445
Acquisition-related earn-out payments	(1,500)	—
Excess tax benefits from stock-based awards	2,804	5,011
Purchases of treasury stock	(33,000)	(41,772)

Net cash provided by (used in) financing activities	653,030	(37,124)

Net decrease in cash and cash equivalents	(16,861)	(25,832)
Cash and cash equivalents, beginning of period	72,936	52,717

Cash and cash equivalents, end of period	$56,075	$26,885